Exhibit 99

News Release	Contact:	Vic Beck (Media)
703-280-4456 (office)
vic.beck@ngc.com

Todd Ernst (Investors)
703-280-4535 (office)
todd.ernst@ngc.com
Northrop Grumman Reports First Quarter 2024 Financial Results
•Sales increase 9 percent to $10.1 billion
•Operating income increases 13 percent driven by strong performance and cost efficiencies
•Diluted earnings per share increase 15 percent to $6.32
•$1.5 billion returned to shareholders through dividends and share repurchases
•Reaffirming 2024 company-level guidance

FALLS CHURCH, Va. – April 25, 2024 – Northrop Grumman Corporation (NYSE: NOC) reported first quarter 2024 sales increased 9 percent to $10.1 billion, as compared with $9.3 billion in the first quarter of 2023. First quarter 2024 sales reflect continued strong demand for our products and services. First quarter 2024 net earnings totaled $944 million, or $6.32 per diluted share, as compared with $842 million, or $5.50 per diluted share, in the first quarter of 2023.
“Northrop Grumman’s first quarter performance includes 9 percent sales and double digit earnings growth, showing we are off to a strong start to the year. We’re also seeing the results of our focus on productivity and cost efficiency to improve operating margin in many of our businesses,” said Kathy Warden, chair, chief executive officer and president. “Robust global defense spending and our strong backlog, along with expanding margins, continue to support our multi-year outlook for free cash flow growth.”

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	2

Consolidated Operating Results and Cash Flows

	Three Months Ended March 31
$ in millions, except per share amounts	2024	2023	Change
Sales
Aeronautics Systems	$2,969	$2,515	18%
Defense Systems	1,412	1,376	3%
Mission Systems	2,659	2,563	4%
Space Systems	3,655	3,350	9%
Intersegment eliminations	(562)	(503)
Total sales	10,133	9,301	9%
Operating income
Aeronautics Systems	297	237	25%
Defense Systems	177	160	11%
Mission Systems	378	360	5%
Space Systems	332	313	6%
Intersegment eliminations	(80)	(68)
Segment operating income[1]	1,104	1,002	10%
Segment operating margin rate[1]	10.9%	10.8%	10 bps
FAS/CAS operating adjustment	6	(21)	NM
Unallocated corporate expense:
Intangible asset amortization and PP&E step-up depreciation	(25)	(30)	(17%)
Other unallocated corporate expense	(14)	(4)	250%
Unallocated corporate expense	(39)	(34)	15%
Total operating income	$1,071	$947	13%
Operating margin rate	10.6%	10.2%	40 bps
Interest expense	(146)	(129)	13%
Non-operating FAS pension benefit	168	132	27%
Other, net	38	48	(21%)
Earnings before income taxes	1,131	998	13%
Federal and foreign income tax (benefit) expense	187	156	20%
Effective income tax rate	16.5%	15.6%	90 bps
Net earnings	$944	$842	12%
Diluted earnings per share	6.32	5.50	15%
Weighted-average diluted shares outstanding, in millions	149.3	153.2	(3%)
Net cash used in operating activities	$(706)	$(702)	(1%)
Capital expenditures	(270)	(309)	(13%)
Free cash flow[1]	$(976)	$(1,011)	3%

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	3

Sales
First quarter 2024 sales increased $832 million, or 9 percent, due to higher sales at all four sectors, including 18 percent growth at Aeronautics Systems. First quarter 2024 sales reflect continued strong demand for our products and services.
Operating Income and Margin Rate
First quarter 2024 operating income increased $124 million, or 13 percent, and operating margin rate increased to 10.6 percent, primarily due to higher segment operating income and a benefit associated with the FAS/CAS operating adjustment.
Segment Operating Income and Margin Rate
First quarter 2024 segment operating income increased $102 million, or 10 percent, primarily due to higher sales. Segment operating margin rate increased to 10.9 percent and reflects higher operating margin rates at Aeronautics Systems, Defense Systems and Mission Systems, partially offset by a lower operating margin rate at Space Systems.
Federal and Foreign Income Taxes
The first quarter 2024 effective tax rate increased to 16.5 percent from 15.6 percent in the prior year period principally due to higher interest expense on unrecognized tax benefits.
Net Earnings
First quarter 2024 net earnings increased $102 million, or 12 percent, primarily due to a 13 percent increase in operating income and a $36 million increase in the non-operating FAS pension benefit, partially offset by a higher effective tax rate.
Cash Flows
First quarter 2024 cash used in operating activities was comparable with the prior year period. Higher net earnings were offset by changes in trade working capital. First quarter 2024 free cash flow increased $35 million, or 3 percent, principally due to lower capital expenditures largely driven by timing. The net use of cash during the first quarter is consistent with the company’s historical timing of operating cash flows, which are generally more heavily weighted towards the second half of the year.
Awards and Backlog
First quarter 2024 net awards totaled $6.5 billion and backlog totaled $78.9 billion. Significant first quarter new awards include $3.1 billion for restricted programs (primarily at Aeronautics Systems, Space Systems, and Mission Systems). As previously disclosed, in January 2024, the company received a termination for convenience in our restricted Space business. The company reduced unfunded backlog by $1.6 billion during the first quarter of 2024 related to the termination.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	4

Segment Operating Results

AERONAUTICS SYSTEMS	Three Months Ended March 31		%
$ in millions	2024	2023	Change
Sales	$2,969	$2,515	18%
Operating income	297	237	25%
Operating margin rate	10.0%	9.4%
Sales
First quarter 2024 sales increased $454 million, or 18 percent, primarily due to higher volume on restricted programs, a $114 million increase on the F-35 program driven by higher volume on sustainment and production contracts, and higher volume on the E-2, Triton and Global Hawk programs. The increases on F-35 and restricted programs are due, in part, to material timing in the first quarter.
Operating Income
First quarter 2024 operating income increased $60 million, or 25 percent, due to higher sales and a higher operating margin rate. Operating margin rate increased to 10.0 percent from 9.4 percent principally due to higher net EAC adjustments largely driven by improved performance and cost efficiencies on certain production programs, including F-35 and F/A-18, which more than offset sales growth on a low margin restricted program.

DEFENSE SYSTEMS	Three Months Ended March 31		%
$ in millions	2024	2023	Change
Sales	$1,412	$1,376	3%
Operating income	177	160	11%
Operating margin rate	12.5%	11.6%
Sales
First quarter 2024 sales increased $36 million, or 3 percent, primarily due to ramp-up on the Stand-in Attack Weapon (SiAW) program and higher volume on Guided Multiple Launch Rocket Systems (GMLRS) and certain military ammunition and cannon systems programs, partially offset by lower volume due to the completion of an international training program.
Operating Income
First quarter 2024 operating income increased $17 million, or 11 percent, due to a higher operating margin rate and higher sales. Operating margin rate increased to 12.5 percent from 11.6 percent principally due to improved performance driven by changes in contract mix and cost efficiencies.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	5

MISSION SYSTEMS	Three Months Ended March 31		%
$ in millions	2024	2023	Change
Sales	$2,659	$2,563	4%
Operating income	378	360	5%
Operating margin rate	14.2%	14.0%
Sales
First quarter 2024 sales increased $96 million, or 4 percent, primarily due to higher restricted sales on advanced microelectronics programs, partially offset by lower sales on the Scalable Agile Beam Radar (SABR) program.
Operating Income
First quarter 2024 operating income increased $18 million, or 5 percent, due to higher sales and a higher operating margin rate. Operating margin rate increased to 14.2 percent from 14.0 percent, primarily due to sales growth on higher margin advanced microelectronics programs and a prior year loss related to an unconsolidated joint venture. These benefits were partially offset by lower net EAC adjustments on certain radar production programs.

SPACE SYSTEMS	Three Months Ended March 31		%
$ in millions	2024	2023	Change
Sales	$3,655	$3,350	9%
Operating income	332	313	6%
Operating margin rate	9.1%	9.3%
Sales
First quarter 2024 sales increased $305 million, or 9 percent, primarily due to a $117 million increase on the Space Development Agency (SDA) Tranche 2 Transport Layer (T2TL) programs and higher volume on restricted programs, Commercial Resupply Services (CRS) missions, hypersonics programs and the Glide Phase Interceptor (GPI) program. These increases were partially offset by lower volume on the Ground-based Midcourse Defense (GMD) program.
Operating Income
First quarter 2024 operating income increased $19 million, or 6 percent, due to higher sales, partially offset by a lower operating margin rate. Operating margin rate decreased to 9.1 percent from 9.3 percent principally due to a prior year benefit from the sale of a license to a customer, partially offset by an improvement in net EAC adjustments.

[1] Non-GAAP measure - see definitions at the end of this earnings release.
Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	6

Guidance
    Financial guidance, as well as outlook, trends, expectations and other forward-looking statements provided by the company for 2024 and beyond, reflect the company's judgment based on the information available to the company at the time of this release. The company’s financial guidance and outlook for 2024 and beyond reflect what the company currently anticipates will be the impacts on the company from, among other factors, the global macroeconomic, security, and political/budget environments, including the impacts from inflationary pressures and labor and supply chain challenges; changes in the threat environment; changes in government budget, appropriations and procurement priorities and processes; changes in the regulatory environment; and changes in support for our programs. We are not assuming, and the company’s financial guidance and outlook for 2024 and beyond do not reflect impacts on the company from, any potential continuing resolution, government shutdown, or application of spending limits or other spending cuts. However, the company cannot predict how these factors will evolve or what impacts they will have, and there can be no assurance that the company’s current expectations or underlying assumptions are correct. These factors can affect the company’s ability to achieve guidance or meet expectations.
For additional factors that may impact the company’s ability to achieve guidance or meet expectations, please see the “Forward-Looking Statements” section in this release and our Form 10-Q.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	7

2024 Guidance
($ in millions, except per share amounts)	As of 1/25/2024	As of 4/25/2024
Sales	$40,800 — $41,200	$40,800 — $41,200

Segment operating income[1]	$4,475 — $4,550	$4,475 — $4,550
Total net FAS/CAS pension adjustment[2]	~$700	~$700
Unallocated corporate expense
Intangible asset amortization & PP&E step-up depreciation	~$100	~$100
Other items	~$190	~$190
Operating income	$4,215 — $4,290	$4,215 — $4,290
Interest expense	~$660	~$660
Effective tax rate %	~17%	~17%
Weighted average diluted shares outstanding	Mid 148	Mid 148

MTM-adjusted EPS[1]	$24.45 — $24.85	$24.45 — $24.85
Capital expenditures	~$1,800	~$1,800
Free cash flow[1]	$2,250 — $2,650	$2,250 — $2,650

2024 Segment Guidance
	As of 1/25/2024		As of 4/25/2024
	Sales ($B)	OM Rate %	Sales ($B)	OM Rate %
Aeronautics Systems	Low $11	Mid 9%	Mid $11	Mid 9%
Defense Systems	~$6	Low 12%	~$6	Low to Mid 12%
Mission Systems	Low to Mid $11	~15%	Low to Mid $11	High 14%
Space Systems	Mid to High $14	~9%	Low to Mid $14	~9%
Eliminations	~($2.3)	High 13%	~($2.3)	High 13%

1	Non-GAAP measure - see definitions at the end of this earnings release.
2
Total Net FAS/CAS pension adjustment is presented as a single amount and includes $270 million of expected CAS pension expense and $240 million of FAS pension service expense, both of which are reflected in operating income. Non-operating FAS pension benefit of $670 million is reflected below operating income, and the total net FAS/CAS pension adjustment is $700 million.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at 9:00 a.m. Eastern Time on April 25, 2024. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global aerospace and defense technology company. Our pioneering solutions equip our customers with the capabilities they need to connect and protect the world, and push the boundaries of human exploration across the universe. Driven by a shared purpose to solve our customers’ toughest problems, our employees define possible every day.

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Forward-Looking Statements
This earnings release and the information we are incorporating by reference, and statements to be made on the earnings conference call, contain or may contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “anticipate,” “intend,” “may,” “could,” “should,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in the Form 10-K for the year ended December 31, 2023, and from time to time in our other filings with the SEC. These risks and uncertainties are amplified by the global macroeconomic, security and political environments, including inflationary pressures, labor and supply chain challenges, which have caused and will continue to cause significant challenges, instability and uncertainty. They include:
Industry and Economic Risks
•our dependence on the U.S. government for a substantial portion of our business
•significant delays or reductions in appropriations and/or for our programs, and U.S. government funding and program support more broadly, including as a result of a prolonged continuing resolution and/or government shutdown, and/or related to the global security environment or other global events
•significant delays or reductions in payments as a result of or related to a breach of the debt ceiling
•the use of estimates when accounting for our contracts and the effect of contract cost growth and our efforts to recover or offset such costs and/or changes in estimated contract costs and revenues, including as a result of inflationary pressures, labor shortages, supply chain challenges and/or other macroeconomic factors, and risks related to management’s

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	9

judgments and assumptions in estimating and/or projecting contract revenue and performance which may be inaccurate
•continued pressures from macroeconomic trends, including on costs, schedules, performance and ability to meet expectations
•increased competition within our markets and bid protests
Legal and Regulatory Risks
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil and administrative) and/or other legal proceedings
•the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate, including the impact on our reputation and our ability to do business
•changes in procurement and other laws, SEC, DoD and other rules and regulations, contract terms and practices applicable to our industry, findings by the U.S. government as to our compliance with such requirements, more aggressive enforcement of such requirements and changes in our customers’ business practices globally
•environmental matters, including climate change, unforeseen environmental costs and government and third party claims
•unanticipated changes in our tax provisions or exposure to additional tax liabilities
Business and Operational Risks
•cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners, and changes in related regulations
•our ability to attract and retain a qualified, talented and diverse workforce with the necessary security clearances to meet our performance obligations
•the performance and viability of our subcontractors and suppliers and the availability and pricing of raw materials and components, particularly with inflationary pressures, increased costs, shortages in labor and financial resources, supply chain disruptions, and extended material lead times
•impacts related to health epidemics and pandemics and similar outbreaks
•our exposure to additional risks as a result of our international business, including risks related to global security, geopolitical and economic factors, misconduct, suppliers, laws and regulations
•our ability to innovate, develop new products and technologies, progress and benefit from digital transformation and maintain technologies to meet the needs of our customers
•natural disasters
•products and services we provide related to hazardous and high risk operations, including the production and use of such products, which subject us to various environmental, regulatory, financial, reputational and other risks
•our ability appropriately to exploit and/or protect intellectual property rights
General and Other Risk Factors

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	10

•the adequacy and availability of, and ability to obtain, insurance coverage, customer indemnifications or other liability protections
•the future investment performance of plan assets, gains or losses associated with changes in valuation of marketable securities related to our non-qualified benefit plans, changes in actuarial assumptions associated with our pension and other postretirement benefit plans and legislative or other regulatory actions impacting our pension and postretirement benefit obligations
•changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets, and other potential future liabilities
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	11

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2024	2023
Sales
Product	$8,102	$7,271
Service	2,031	2,030
Total sales	10,133	9,301
Operating costs and expenses
Product	6,411	5,727
Service	1,589	1,589
General and administrative expenses	1,062	1,038
Total operating costs and expenses	9,062	8,354
Operating income	1,071	947
Other (expense) income
Interest expense	(146)	(129)
Non-operating FAS pension benefit	168	132
Other, net	38	48
Earnings before income taxes	1,131	998
Federal and foreign income tax expense	187	156
Net earnings	$944	$842

Basic earnings per share	$6.34	$5.52
Weighted-average common shares outstanding, in millions	148.9	152.6
Diluted earnings per share	$6.32	$5.50
Weighted-average diluted shares outstanding, in millions	149.3	153.2

Net earnings (from above)	$944	$842
Other comprehensive (loss) income, net of tax
Change in cumulative translation adjustment	1	2
Change in other, net	(16)	—
Other comprehensive (loss) income, net of tax	(15)	2
Comprehensive income	$929	$844

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	12

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

$ in millions, except par value	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$3,061	$3,109
Accounts receivable, net	1,832	1,454
Unbilled receivables, net	6,450	5,693
Inventoried costs, net	1,370	1,109
Prepaid expenses and other current assets	2,083	2,341
Total current assets	14,796	13,706
Property, plant and equipment, net of accumulated depreciation of $8,149 for 2024 and $7,964 for 2023	9,690	9,653
Operating lease right-of-use assets	1,763	1,818
Goodwill	17,515	17,517
Intangible assets, net	290	305
Deferred tax assets	1,123	1,020
Other non-current assets	2,641	2,525
Total assets	$47,818	$46,544

Liabilities
Trade accounts payable	$2,580	$2,110
Accrued employee compensation	1,701	2,251
Advance payments and billings in excess of costs incurred	3,530	4,193
Other current liabilities	5,321	3,388
Total current liabilities	13,132	11,942
Long-term debt, net of current portion of $1,582 for 2024 and $70 for 2023	14,742	13,786
Pension and other postretirement benefit plan liabilities	1,250	1,290
Operating lease liabilities	1,830	1,892
Other non-current liabilities	2,641	2,839
Total liabilities	33,595	31,749

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2024—148,088,480 and 2023—150,109,271	148	150
Paid-in capital	—	—
Retained earnings	14,218	14,773
Accumulated other comprehensive loss	(143)	(128)
Total shareholders’ equity	14,223	14,795
Total liabilities and shareholders’ equity	$47,818	$46,544

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	13

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2024	2023
Operating activities
Net earnings	$944	$842
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	299	298
Stock-based compensation	20	19
Deferred income taxes	(103)	(205)
Net periodic pension and OPB income	(113)	(76)
Pension and OPB contributions	(36)	(40)
Changes in assets and liabilities:
Accounts receivable, net	(378)	(550)
Unbilled receivables, net	(757)	(232)
Inventoried costs, net	(262)	(137)
Prepaid expenses and other assets	49	(54)
Accounts payable and other liabilities	(581)	(1,128)
Income taxes payable, net	219	576
Other, net	(7)	(15)
Net cash used in operating activities	(706)	(702)

Investing activities
Capital expenditures	(270)	(309)
Other, net	1	—
Net cash used in investing activities	(269)	(309)

Financing activities
Net proceeds from issuance of long-term debt	2,495	1,995
Common stock repurchases	(1,190)	(723)
Cash dividends paid	(283)	(270)
Payments of employee taxes withheld from share-based awards	(55)	(47)
Other, net	(40)	(26)
Net cash provided by financing activities	927	929
Decrease in cash and cash equivalents	(48)	(82)
Cash and cash equivalents, beginning of year	3,109	2,577
Cash and cash equivalents, end of period	$3,061	$2,495

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	14

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
TOTAL BACKLOG
(Unaudited)

	March 31, 2024			December 31, 2023	% Change in 2024
$ in millions	Funded[1]	Unfunded	Total Backlog[2]	Total Backlog[2]
Aeronautics Systems	$9,212	$9,750	$18,962	$19,583	(3)%
Defense Systems	6,042	1,709	7,751	8,064	(4)%
Mission Systems	10,838	4,898	15,736	16,108	(2)%
Space Systems	9,386	27,085	36,471	40,475	(10)%
Total backlog	$35,478	$43,442	$78,920	$84,230	(6)%

1	Funded backlog represents firm orders for which funding is authorized and appropriated.
2	Total backlog excludes unexercised contract options and indefinite delivery, indefinite quantity (IDIQ) contracts until the time the option or IDIQ task order is exercised or awarded.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	15

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
SUPPLEMENTAL PER SHARE INFORMATION
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2024	2023
Per share impact of total net FAS/CAS pension adjustment
FAS/CAS operating adjustment	$6	$(21)
Non-operating FAS pension benefit	168	132
Total net FAS/CAS pension adjustment	174	111
Tax effect[1]	(44)	(28)
After-tax impact	$130	$83
Weighted-average diluted shares outstanding, in millions	149.3	153.2
Per share impact	$0.87	$0.54

Per share impact of intangible asset amortization and PP&E step-up depreciation
Intangible asset amortization and PP&E step-up depreciation	$(25)	$(30)
Tax effect[1]	6	8
After-tax impact	$(19)	$(22)
Weighted-average diluted shares outstanding, in millions	149.3	153.2
Per share impact	$(0.13)	$(0.14)

1	Based on a 21% federal statutory tax rate and a 5.25% blended state tax rate.

Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com

Northrop Grumman Reports First Quarter 2024 Financial Results	16

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release, except that reconciliations of forward-looking non-GAAP measures are not provided because the company is unable to provide such reconciliations without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of certain items, including, but not limited to, the impact of any mark-to-market pension adjustment. Other companies may define these measures differently or may utilize different non-GAAP measures.
MTM-adjusted EPS: Diluted earnings per share excluding the per share impact of MTM benefit (expense) and related tax impacts. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the company’s underlying financial performance by presenting the company’s diluted earnings per share results before the non-operational impact of pension and OPB actuarial gains and losses.
Segment operating income and segment operating margin rate: Segment operating income and segment operating margin rate (segment operating income divided by sales) reflect the combined operating income of our four segments less the operating income associated with intersegment sales. Segment operating income includes pension expense allocated to our sectors under FAR and CAS and excludes FAS pension service expense and unallocated corporate items. These measures may be useful to investors and other users of our financial statements as supplemental measures in evaluating the financial performance and operational trends of our sectors. These measures should not be considered in isolation or as alternatives to operating results presented in accordance with GAAP.
Free cash flow: Net cash provided by or used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, the payment of dividends and stock repurchases. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP.

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Northrop Grumman Corporation 2980 Fairview Park Drive • Falls Church, VA 22042-4511 news.northropgrumman.com